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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 for the registration of Convertible Senior Notes due November 15, 2011 and related Prospectus of Millennium Pharmaceuticals, Inc. and to the incorporation by reference therein of our reports dated March 2, 2006, with respect to the consolidated financial statements and schedule of Millennium Pharmaceuticals, Inc., Millennium Pharmaceuticals, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Millennium Pharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
November 7, 2006

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  Exhibit 23.1